EXHIBIT 10.38

AMENDMENT NO. 1
TO
SENIOR SECURED BRIDGE NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 to the Senior Secured Bridge Note Purchase Agreement (the “Amendment”) is entered into effective as of September 1, 2005, by and among Axeda Systems Inc., a Delaware corporation (the “Company”), Axeda Systems Operating Company, Inc., a Massachusetts corporation (“ASOC”), and JMI Equity Fund V, L.P., a Delaware limited partnership, and JMI Equity Fund V (AI), L.P., a Delaware limited partnership (collectively, the “Purchasers”).

WHEREAS, the Company, ASOC and the Purchasers have entered into that certain Senior Secured Bridge Note Purchase Agreement, dated as of July 8, 2005 (the “Bridge Loan Agreement”).

WHEREAS, the Company, ASOC and the Purchasers desire to amend the provisions of the Bridge Loan Agreement to modify the definition of Maturity Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and conditions of the Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Maturity Date. Section 5(a)(vi) of the Bridge Loan Agreement is hereby amended by removing “October 31, 2005” and inserting “December 15, 2005”.

2.    Amendment of Bridge Loan Agreement. This Amendment hereby amends the Bridge Loan Agreement. Except as explicitly provided in this Amendment, the Bridge Loan Agreement will remain unchanged and in full force and effect. The term “Bridge Loan Agreement” as used in the Bridge Loan Agreement and all other instruments and agreements executed thereunder shall for all purposes refer to the Bridge Loan Agreement as amended by this Amendment.

3.    Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.    Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Bridge Loan Agreement.

5.    Continued Effect; Conflict of Terms. Each of the parties hereto hereby confirms that the Security Agreement, except as expressly amended by this Amendment, remains in full force and effect. To the extent there is any conflict between the terms of the Bridge Loan Agreement and this Amendment, the terms of this Amendment shall take precedence.

6.    Governing Law. This Amendment shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first written above.

AXEDA SYSTEMS INC.

By:  /s/ Robert M. Russell Jr.

Name: Robert M. Russell Jr.
Title: Chief Executive Officer

AXEDA SYSTEMS OPERATING COMPANY, INC.

By:   /s/ Karen F. Kupferberg

Name: Karen F. Kupferberg
Title: Chief Financial Officer

JMI EQUITY FUND V, L.P.

By:  JMI Associates V, L.L.C.
its General Partner

By:   /s/ Bradford D. Woloson

Name: Bradford D. Woloson
Title: Managing Member

JMI EQUITY FUND V (AI), L.P.

By:  JMI Associates V, L.L.C.
its General Partner

By:  /s/ Bradford D. Woloson

Name: Bradford D. Woloson
Title: Managing Member